UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018 (August 23, 2018)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2018, Fred’s, Inc. (the “Company”) and certain of its subsidiaries entered into that certain Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement and Second Amendment to Security Agreement (the “Amendment”), by and among the Company and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender. The Amendment amends the Company’s existing (i) Credit Agreement, dated as of April 9, 2015, as amended as of October 23, 2015, December 28, 2016, January 27, 2017, July 31, 2017, August 22, 2017 and April 5, 2018 (as amended, the “Credit Agreement”); (ii) Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017, as amended as of July 31, 2017; and (iii) Security Agreement, dated as of April 9, 2015, as amended as of July 31, 2017.

Among other things, the Amendment:

●	Permits certain sale-leaseback transactions;
●	Allows transfers of properties to non-Loan Party (as defined in the Credit Agreement) subsidiaries for financing and allows for the assumption of debt and liens related to such financings;
●	Permits the sale of Real Estate (as defined in the Credit Agreement), other than Distribution Centers (as defined in the Amendment), for fair market value;
●	Decreases, at Company’s request, (i) the revolving loan commitment from $270 million to $210 million, with the corresponding effect of reducing commitment fees, and (ii) certain thresholds that relate to the revolving loan commitment, including excess availability requirements;
●	Adds repurchases and redemptions to the definition of restricted payments, which are limited under the restricted payments covenant; and
●	Amends certain representations and warranties of the Loan Parties.

The lenders (and their respective subsidiaries or affiliates) under the Credit Agreement have in the past provided, or may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement and Second Amendment to Security Agreement, dated as of August 23, 2018, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: August 29, 2018	By:	/s/ Joseph Anto
	Name:	Joseph Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Seventh Amendment to Credit Agreement, Second Amendment to Amended and Restated Addendum to Credit Agreement and Second Amendment to Security Agreement, dated as of August 23, 2018, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.